Exhibit 10.1
AMENDMENT NO. 2 TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amendment No. 2 (“Amendment”) is made as of November 7, 2007, between Spanish Broadcasting System, Inc., a Delaware corporation with offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (“SBS”) and Marko Radlovic (hereinafter referred to as “Employee”), an individual.
RECITALS
     WHEREAS, SBS and Employee entered into a certain amended and restated employment agreement dated October 31, 2003, as amended on July 21, 2005 (the “Agreement”); and
     WHEREAS, SBS and Employee wish to amend the Agreement pursuant to the term and conditions set forth herein below.
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties understand and agree to amend the Agreement as follows:
     1. Amendment to Agreement. Upon effectiveness of this Amendment, as provided in Section 2 below, the Agreement is hereby amended as follows:
a.	Section 1 is hereby amended by deleting the words “Executive Vice President/Chief Operating Officer for SBS” where the title appears thereof and replaced with the following words “Executive Vice President and Chief Operating Officer of the Radio Segment of SBS”.

b.	Section 4(c) is hereby amended in its entirety and replaced with the following:

“(c) Performance Bonus. Beginning September 30, 2007, Employee shall be entitled to a quarterly performance bonus upon the recommendation of the CEO and the approval of the Compensation Committee as follows:

(i) SBS shall pay Employee thirty thousand dollars ($30,000) if “Radio Net Revenue” per quarter equals or exceeds the radio sales budget established by SBS’ Chief Financial Officer (“CFO”) and Employee (the “Sales Budget”) and certified by the CFO. “Radio Net Revenue” shall mean gross billings derived from all revenue categories generated by SBS’ radio entities, less any commissions retained by advertising agencies placing advertisements or other services for their clients in SBS’ radio operating entities, as certified by the CFO;

(ii) SBS shall pay Employee twenty thousand dollars ($20,000) if SBS’ Radio Net Revenue, excluding non-cash revenue, growth per quarter exceeds general market cash revenue growth for the same quarter based on markets measured by the Miller Kaplan Market Total Revenue Performance Summary report and certified by the CFO;

(iii) SBS shall pay Employee thirty five thousand dollars ($35,000) if Employee meets or exceeds SBS’ quarterly Radio Station Operating Income, (“RSOI”) goal set forth in the Sales Budget. “RSOI” is defined as radio operating income before depreciation and amortization, and gain (loss) on the sale of assets and excluding stock-based compensation expense, as certified by the CFO; and

(iv) An annual discretionary bonus, subject to Compensation Committee approval, based upon the CEO’s recommendation to the Committee with reference to Employee’s performance during the calendar year.”

(c)	The Agreement is hereby amended by deleting the word “BCF” where the word appears thereof and replaced with the following word “RSOI.”
     2. Effectiveness. This Amendment shall become effective at such time that executed counterparts of this Amendment have been duly executed and delivered.
     3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     4. The remaining terms and conditions of the Agreement remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

SPANISH BROADCASTING SYSTEM, INC.
By:	/s/ Raúl Alarcón, Jr.
	Name:	Raúl Alarcón, Jr.
	Title:	President/CEO

EMPLOYEE
/s/ Marko Radlovic
Marko Radlovic

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